FIFTH AMENDED AND RESTATED JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on
Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of SPS Technologies, Inc., a Pennsylvania corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 10th day of May, 1996.


TINICUM INVESTORS

By:   /s/ Eric M. Ruttenberg
      Eric M. Ruttenberg
      Managing Partner



RIT CAPITAL PARTNERS plc

By:   /s/ D. W. A. Budge
      D. W. A. Budge
      Director



J. ROTHSCHILD CAPITAL MANAGEMENT LIMITED

By:   /s/ S. R. Sanders
      S. R. Sanders
      Director


ST. JAMES'S PLACE CAPITAL plc

By:   /s/ David N. Wood
      David N. Wood
      Deputy Company Secretary


By:   /s/ Eric M. Ruttenberg
      Derald H. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact


By:   /s/ Eric M. Ruttenberg
      Eric M. Ruttenberg


By:   /s/ Eric M. Ruttenberg
      John C. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact


By:   /s/ Eric M. Ruttenberg
      Katherine T. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact


By:   /s/ Eric M. Ruttenberg
      Hattie Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact


By:   /s/ Putnam L. Crafts, Jr.
      Putnam L. Crafts, Jr.